Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP April 24, 2025

Ameriprise Financial Reports
First Quarter 2025 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q1 2025		Q1 2025
GAAP	$5.83	GAAP	43.2%
Adjusted Operating	$9.50	Adjusted Operating	52.0%

Authorized New $4.5 Billion Share Repurchase Program
Raised Quarterly Dividend 8 Percent
•First quarter adjusted operating earnings per diluted share increased 13 percent to $9.50 from asset growth, as well as enhanced operational efficiency and effectiveness.
•First quarter GAAP net income per diluted share was
$5.83 compared to $9.46 a year ago due to market impacts on the valuation of derivatives and market risk benefits.
•Assets under management, administration and advisement grew to $1.5 trillion.
•Adjusted operating net revenues increased 5 percent from strong asset growth and higher transactional activity.
•General and administrative expenses improved 5 percent compared to a year ago, reflecting benefits from the company’s initiatives to enhance operational efficiency and effectiveness to further strengthen the client experience and future profitability.
•Pretax adjusted operating margin increased to 27 percent and adjusted operating return on equity was 52 percent.(1)
•The company returned $765 million of capital to shareholders in the quarter, which was approximately 81 percent of adjusted operating earnings. In addition, the company announced a new share repurchase authorization of $4.5 billion through June 30, 2027 and an 8 percent increase in its quarterly dividend.
•The company continued to demonstrate the strength of its balance sheet and strong free cash flow generation, with significant excess capital and holding company available liquidity.
•Ameriprise recently earned the 2025 Hearts & Wallets Top PerformerTM recognition for “Understands me and shares my values” and “Unbiased, puts my interests first.”

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered a strong first quarter. I feel good about the firm’s position and the consistent results we’re able to generate.

We’re navigating the operating environment with the strength of our client relationships and advice-based value proposition. We’re helping clients understand the evolving market dynamics and remain on track to reach their goals.

We further demonstrated the benefits of our diversified business and continued to generate strong financial results across the firm. And our expense discipline will continue to benefit us.

Our balance sheet strength remains a differentiator. With our consistent free cash flow generation and substantial liquidity and excess capital, we’re well situated. We’re able to invest for growth, return capital to shareholders at attractive levels and remain opportunistic through market cycles.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
First Quarter Summary
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024
GAAP net income	$583	$990	(41)%
Adjusted operating earnings (see reconciliation on p. 24)	$950	$878	8%

GAAP net income per diluted share	$5.83	$9.46	(38)%
Adjusted operating earnings per diluted share (see reconciliation on p. 24)	$9.50	$8.39	13%

GAAP Return on Equity, ex. AOCI	43.2%	48.1%
Adjusted Operating Return on Equity, ex. AOCI (see reconciliation on p. 26)	52.0%	49.0%

Weighted average common shares outstanding:
Basic	98.5	102.8
Diluted	100.0	104.6

First quarter 2025 GAAP results included unfavorable market impacts on the valuation of derivatives and market risk benefits, while the prior year quarter included favorable market impacts on the valuation of derivatives and market risk benefits.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$2,782	$2,560	9%

Distribution expenses	1,554	1,369	(14)%
Interest and debt expense	12	9	(33)%
General and administrative expenses	424	420	(1)%
Adjusted operating expenses	1,990	1,798	(11)%
Pretax adjusted operating earnings	$792	$762	4%

Pretax adjusted operating margin	28.5%	29.8%	(130) bps

	Quarter Ended March 31,		% Better/ (Worse)
(in billions, unless otherwise noted)	2025	2024
Total client assets	$1,023	$954	7%
Total client net flows	$10.3	$8.5	21%
Wrap net flows	$8.7	$6.5	34%
AWM cash balances	$40.0	$43.3	(8)%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,056	$942	12%

Advice & Wealth Management delivered continued organic growth generating pretax adjusted operating earnings of $792 million, up 4 percent, with a margin of 29 percent, driven by strong core business performance, which was partially offset by the expected lower spread revenue.

Adjusted operating net revenues increased 9 percent to $2.8 billion as continued growth in core revenues from higher client assets and increased transactional activity was partially offset by lower spread revenue.

Adjusted operating expenses increased 11 percent to $2.0 billion compared to a year ago primarily driven by growth in advisor productivity. General and administrative expenses increased only 1 percent to $424 million reflecting strong expense discipline, as well as continued investments in growth initiatives and volume-related expenses due to business growth.

Advice & Wealth Management metrics were strong driven by client and advisor engagement and a focus on positioning portfolios to meet financial planning goals across market cycles.
•Total client assets grew 7 percent to $1.0 trillion, with strong client flows of $10.3 billion.
•Wrap assets increased 10 percent to $573 billion. Wrap flow trends continued to improve with $8.7 billion of net inflows in the quarter, representing a 6 percent annualized flow rate.
•Transactional activity increased 6 percent with growth in retail brokerage and financial planning.
•AWM cash balances declined to $40.0 billion, reflecting normal seasonal patterns.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.1 million, up 12 percent from enhanced productivity, business growth and market appreciation.
•The company added 82 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$846	$855	(1)%

Distribution expenses	246	242	(2)%
Amortization of deferred acquisition costs	2	2	—%
Interest and debt expense	3	2	(50)%
General and administrative expenses	354	403	12%
Adjusted operating expenses	605	649	7%
Pretax adjusted operating earnings	$241	$206	17%

Net pretax adjusted operating margin (1)	42.7%	34.9%

	Quarter Ended March 31,		% Better/ (Worse)
(in billions)	2025	2024
Assets Under Management and Advisement (2)	$657	$681	(4)%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$(5.8)	$(2.7)	NM
Model delivery AUA flows (2)	—	0.2	NM
Total retail net AUM flows and model delivery AUA flows (2)	(5.8)	(2.5)	NM

Global Institutional net AUM flows, ex. legacy insurance partners	(11.5)	(2.2)	NM

Legacy insurance partners AUM flows	(1.0)	(0.8)	(26)%

Total Net AUM and AUA flows (2)	$(18.3)	$(5.5)	NM

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues declined 1 percent to $846 million. Pretax adjusted operating earnings increased 17 percent to $241 million, reflecting equity market appreciation and the positive impact from expense management actions, partially offset by the cumulative impact of net outflows. Net pretax adjusted operating margin grew to 43 percent. The underlying fee rate remained stable.

Adjusted operating expenses decreased 7 percent. Excluding performance fee compensation in the prior year period, general and administrative expenses improved 10 percent from a year ago, reflecting benefits from the company’s initiatives to enhance operational efficiency and effectiveness to further strengthen the client experience and future profitability.

Net outflows were $18.3 billion in the quarter. Retail and model delivery net outflows were $5.8 billion, primarily reflecting higher redemptions due to market volatility. Institutional net outflows were $11.5 billion, primarily driven by a large client repositioning into passive and the exit of Lionstone. Outflows related to legacy insurance partners were $1.0 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$926	$912	2%
Adjusted operating expenses	711	713	—%
Pretax adjusted operating earnings	$215	$199	8%

Retirement & Protection Solutions pretax adjusted operating earnings increased 8 percent to $215 million. The strong and consistent performance of the business reflects the benefit from stronger interest earnings and higher equity markets.

Retirement & Protection Solutions sales were strong at $1.2 billion. Sales in traditional variable annuities without living benefit guarantees increased 28 percent and sales of variable universal life increased 22 percent, with continued strong client demand for structured variable annuities.

These high-quality books of business continued to generate strong free cash flow with excellent risk-adjusted returns and continued to be an important contributor to the diversified business model.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Corporate & Other	$(103)	$(99)	(4)%
Closed Blocks (1)	6	10	(40)%
Pretax adjusted operating earnings/(loss)	$(97)	$(89)	(9)%

Long Term Care	$14	$16	(13)%
Fixed Annuities	(8)	(6)	(33)%
Pretax adjusted operating earnings/(loss)	$6	$10	(40)%

(1) Long Term Care and Fixed Annuities.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $103 million, of which $10 million was related to severance and severance program expenses and expenses to accelerate the firm’s transition to cloud-based technology platforms, partially offset by mark-to-market impacts on share-based compensation.

Long Term Care pretax adjusted operating earnings were $14 million, a continuation of a solid performance trend.

Fixed Annuities pretax adjusted operating loss was in line with expectations at $8 million.

Taxes
The operating effective tax rate was 17.5 percent reflecting favorable share-based accounting tax benefits in the quarter. The operating effective tax rate is expected to be 20 to 22 percent for full year 2025.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements estimating the financial impacts and future profitability arising from the company’s initiatives to enhance operational efficiency and effectiveness;
•statements about continued improved performance of long term care operating earnings;

•statements estimating the expected full year 2025 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended March 31, 2025.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Other

2025 Wants & Pricing Report from the Hearts & Wallets Investor QuantitativeTM Database. Between July 17 – August 9, 2024, 5,989 respondents provided 18,066 sets of ratings for their financial services providers in various areas on a scale of 0 (not at all satisfied) to 10 (extremely satisfied). The report designates Top Performers in areas where customer ratings are distinctively higher than the national average – meaning ratings exceeded the average by more than 20% or at least 120 points on an index. There may be multiple Top Performers or none, and Top Performers are not ranked. These results are not indicative of future performance or representative of any one client's experience. Ameriprise has earned a Top Performer recognition in “Understands me and shares my values” seven times based on data from 2016-2019 and 2022-2024. Ameriprise did not pay a fee to be evaluated in the study but did pay a fee to Hearts & Wallets cite the results.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,602	$2,399	8%	$2,715	(4)%
Distribution fees	522	506	3%	536	(3)%
Net investment income	868	901	(4)%	892	(3)%
Premiums, policy and contract charges	360	390	(8)%	379	(5)%
Other revenues	129	129	—%	127	2%
Total revenues	4,481	4,325	4%	4,649	(4)%
Banking and deposit interest expense	127	179	29%	148	14%
Total net revenues	4,354	4,146	5%	4,501	(3)%

Expenses
Distribution expenses	1,612	1,419	(14)%	1,616	—%
Interest credited to fixed accounts	130	132	2%	181	28%
Benefits, claims, losses and settlement expenses	381	295	(29)%	243	(57)%
Remeasurement (gains) losses of future policy benefit reserves	(10)	(4)	NM	(10)	—%
Change in fair value of market risk benefits	497	(18)	NM	(30)	NM
Amortization of deferred acquisition costs	61	61	—%	61	—%
Interest and debt expense	80	82	2%	77	(4)%
General and administrative expense	916	960	5%	1,011	9%
Total expenses	3,667	2,927	(25)%	3,149	(16)%
Pretax income	687	1,219	(44)%	1,352	(49)%
Income tax provision	104	229	(55)%	281	(63)%
Net income	$583	$990	(41)%	$1,071	(46)%

Earnings per share
Basic earnings per share	$5.92	$9.63		$10.80
Earnings per diluted share	$5.83	$9.46		$10.58

Weighted average common shares outstanding
Basic	98.5	102.8		99.2
Diluted	100.0	104.6		101.2

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Assets Under Management, Administration and Advisement
Advice & Wealth Management AUM	$569,137	$518,080	10%	$570,064	—%
Asset Management AUM	621,378	652,077	(5)%	644,913	(4)%
Corporate AUM	595	429	39%	568	5%
Eliminations	(44,170)	(43,181)	(2)%	(44,769)	1%
Assets Under Management	1,146,940	1,127,405	2%	1,170,776	(2)%
Assets Under Administration	314,055	297,457	6%	317,160	(1)%
Assets Under Advisement (net of eliminations) (1)	33,665	27,798	21%	34,017	(1)%
Total Assets Under Management, Administration and Advisement	$1,494,660	$1,452,660	3%	$1,521,953	(2)%

S&P 500
Daily average	5,899	4,996	18%	5,911	—%
Period end	5,612	5,254	7%	5,882	(5)%

Weighted Equity Index (WEI) (2)
Daily average	3,713	3,218	15%	3,718	—%
Period end	3,554	3,379	5%	3,676	(3)%

Common shares
Beginning balance	96.2	100.2	(4)%	97.2	(1)%
Repurchases	(1.2)	(1.2)	—%	(1.1)	(9)%
Issuances	0.8	1.2	(33)%	0.2	NM
Other	(0.3)	(0.6)	50%	(0.1)	NM
Total common shares outstanding	95.5	99.6	(4)%	96.2	(1)%
Restricted stock units	2.4	2.6	(8)%	2.5	(4)%
Total basic common shares outstanding	97.9	102.2	(4)%	98.7	(1)%
Total potentially dilutive shares	1.5	1.8	(17)%	1.9	(21)%
Total diluted shares	99.4	104.0	(4)%	100.6	(1)%

Capital Returned to Shareholders
Dividends paid	$148	$143	3%	$149	(1)%
Common stock share repurchases	617	507	22%	619	—%
Total Capital Returned to Shareholders	$765	$650	18%	$768	—%

(1) Assets reported on a one quarter lag
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,515	$1,303	16%	$1,519	—%
Financial planning fees	110	112	(2)%	137	(20)%
Transaction and other fees	94	94	—%	97	(3)%
Total management and financial advice fees	1,719	1,509	14%	1,753	(2)%
Distribution fees:
Mutual funds	214	196	9%	217	(1)%
Insurance and annuity	243	247	(2)%	264	(8)%
Off-Balance sheet brokerage cash	36	50	(28)%	32	13%
Other products	120	105	14%	120	—%
Total distribution fees	613	598	3%	633	(3)%
Net investment income	500	560	(11)%	521	(4)%
Other revenues	77	72	7%	75	3%
Total revenues	2,909	2,739	6%	2,982	(2)%
Banking and deposit interest expense	127	179	29%	148	14%
Adjusted operating total net revenues	2,782	2,560	9%	2,834	(2)%

Expenses
Distribution expenses	1,554	1,369	(14)%	1,563	1%
Interest and debt expense	12	9	(33)%	10	(20)%
General and administrative expense	424	420	(1)%	438	3%
Adjusted operating expenses	1,990	1,798	(11)%	2,011	1%
Pretax adjusted operating earnings	$792	$762	4%	$823	(4)%

Pretax adjusted operating margin	28.5%	29.8%		29.0%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

AWM Total Client Assets	$1,022,520	$953,769	7%	$1,028,943	(1)%

Total Client Flows	$10,275	$8,501	21%	$11,261	(9)%

Total Wrap Accounts
Beginning assets	$573,881	$488,200	18%	$569,054	1%
Net flows	8,724	6,518	34%	11,073	(21)%
Market appreciation (depreciation) and other	(9,834)	27,004	NM	(6,246)	(57)%
Total wrap ending assets	$572,771	$521,722	10%	$573,881	—%

Advisory wrap account assets ending balance (1)	$567,371	$516,469	10%	$568,348	—%

AWM Cash Balances
On-balance sheet (Net Investment Income)
On-balance sheet - bank	$22,669	$21,329	6%	$22,307	2%
On-balance sheet - certificate	10,685	13,211	(19)%	11,213	(5)%
On-balance sheet - broker dealer	2,308	2,477	(7)%	2,334	(1)%
Total on-balance sheet	$35,662	$37,017	(4)%	$35,854	(1)%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$4,344	$6,242	(30)%	$5,793	(25)%
Total AWM Cash Balances	$40,006	$43,259	(8)%	$41,647	(4)%

Bank - Net Investment Income
Average interest-bearing assets	$24,176	$23,094	5%	$23,789	2%
Gross fee yield (2)	4.68%	4.88%		4.64%

Certificates - Net Investment Income
Average interest-bearing assets	$11,746	$14,316	(18)%	$12,417	(5)%
Gross fee yield (2)	5.11%	5.65%		5.31%

Other - Net Investment Income
Average interest-bearing assets	$5,205	$5,112	2%	$5,348	(3)%
Gross fee yield (2)	5.82%	6.31%		5.74%

Off-balance sheet - broker dealer - Distribution Fees
Average balances	$5,151	$6,749	(24)%	$4,240	21%
Net fee yield	2.81%	2.96%		3.02%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(2) Gross fee yield is calculated using amortized cost of investments. Prior to Q1 2025, it was calculated using fair value of investments. Prior periods have been restated to conform with current presentation.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$530	$530	—%	$540	(2)%
Institutional	134	141	(5)%	194	(31)%
Model delivery (1)	22	18	22%	22	—%
Transaction and other fees	50	50	—%	53	(6)%
Revenue from other sources (2)	4	3	33%	2	NM
Total management and financial advice fees	740	742	—%	811	(9)%
Distribution fees:
Mutual funds	55	56	(2)%	59	(7)%
Insurance and annuity	39	39	—%	40	(3)%
Total distribution fees	94	95	(1)%	99	(5)%
Net investment income	5	11	(55)%	15	(67)%
Other revenues	7	7	—%	5	40%
Total revenues	846	855	(1)%	930	(9)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	846	855	(1)%	930	(9)%

Expenses
Distribution expenses	246	242	(2)%	253	3%
Amortization of deferred acquisition costs	2	2	—%	2	—%
Interest and debt expense	3	2	(50)%	2	(50)%
General and administrative expense	354	403	12%	422	16%
Adjusted operating expenses	605	649	7%	679	11%
Pretax adjusted operating earnings	$241	$206	17%	$251	(4)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$846	$855	(1)%	$930	(9)%
Distribution pass through revenues	(195)	(192)	(2)%	(201)	3%
Subadvisory and other pass through revenues	(91)	(96)	5%	(104)	13%
Net adjusted operating revenues	$560	$567	(1)%	$625	(10)%

Pretax adjusted operating earnings	$241	$206	17%	$251	(4)%
Adjusted operating net investment income	(5)	(11)	55%	(15)	67%
Amortization of intangibles	3	3	—%	8	(63)%
Net adjusted operating earnings	$239	$198	21%	$244	(2)%

Pretax adjusted operating margin	28.5%	24.1%		27.0%
Net pretax adjusted operating margin (3)	42.7%	34.9%		39.0%

Total Performance fees (4)
Performance fees	$1	$17	(94)%	$51	(98)%
General and administrative expense related to performance fees	—	11	NM	32	NM
Net performance fees	$1	$6	(83)%	$19	(95)%

(1) Prior period amounts have been reclassified from Institutional to conform to current year presentation.
(2) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(3) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(4) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$352,737	$334,860	5%	$362,419	(3)%
Inflows	14,966	14,047	7%	15,227	(2)%
Outflows	(20,079)	(16,308)	(23)%	(17,807)	(13)%
Net VP/VIT fund flows	(1,646)	(1,560)	(6)%	(1,730)	5%
Net new flows	(6,759)	(3,821)	(77)%	(4,310)	(57)%
Reinvested dividends	958	1,010	(5)%	9,956	(90)%
Net flows	(5,801)	(2,811)	NM	5,646	NM
Distributions	(1,021)	(1,206)	15%	(11,086)	91%
Market appreciation (depreciation) and other	(7,837)	19,407	NM	436	NM
Foreign currency translation (1)	2,275	(683)	NM	(4,678)	NM
Total ending assets	340,353	349,567	(3)%	352,737	(4)%
% of total retail assets sub-advised	15.7%	15.6%		15.8%

Global Institutional
Beginning assets	292,176	302,076	(3)%	309,691	(6)%
Inflows (2)	9,588	9,352	3%	7,992	20%
Outflows (2)	(22,002)	(12,219)	(80)%	(12,727)	(73)%
Net flows	(12,414)	(2,867)	NM	(4,735)	NM
Market appreciation (depreciation) and other (3)	(3,034)	4,786	NM	(3,145)	4%
Foreign currency translation (1)	4,297	(1,485)	NM	(9,635)	NM
Total ending assets	281,025	302,510	(7)%	292,176	(4)%

Total managed assets	$621,378	$652,077	(5)%	$644,913	(4)%

Total Assets Under Advisement (4)	35,320	28,669	23%	35,616	(1)%
Total Assets Under Management & Advisement	$656,698	$680,746	(4)%	$680,529	(4)%

Total AUM net flows	$(18,215)	$(5,678)	NM	$911	NM
Model delivery AUA flows (5)	(35)	243	NM	412	NM
Total AUM and AUA Flows (5)	$(18,250)	$(5,435)	NM	$1,323	NM

Legacy insurance partners flows	$(978)	$(779)	(26)%	$(950)	(3)%

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Total Managed Assets by Type
Equity	$325,225	$341,406	(5)%	$342,963	(5)%
Fixed income	228,854	236,588	(3)%	231,551	(1)%
Money market	20,300	22,164	(8)%	20,305	—%
Alternative	27,845	33,002	(16)%	30,872	(10)%
Hybrid and other	19,154	18,917	1%	19,222	—%
Total managed assets by type	$621,378	$652,077	(5)%	$644,913	(4)%

Average Managed Assets by Type (1)
Equity	$340,514	$330,281	3%	$349,847	(3)%
Fixed income	231,937	235,529	(2)%	238,137	(3)%
Money market	19,683	22,607	(13)%	20,535	(4)%
Alternative	30,173	33,237	(9)%	31,706	(5)%
Hybrid and other	19,545	18,476	6%	19,501	—%
Total average managed assets by type	$641,852	$640,130	—%	$659,726	(3)%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	1 Qtr 2025

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	63%	66%	72%	86%
Fixed Income	92%	75%	87%	92%
Asset Allocation	74%	69%	63%	89%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	101	64	74	86

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 03/31/25. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 3 received a 5-star Overall Rating and 37 received a 4-star Overall Rating. Out of 136 Threadneedle funds rated (based on highest-rated share class), 15 received a 5-star Overall Rating and 46 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms

© 2025 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$185	$189	(2)%	$194	(5)%
Distribution fees	102	104	(2)%	108	(6)%
Net investment income	296	243	22%	290	2%
Premiums, policy and contract charges	341	374	(9)%	367	(7)%
Other revenues	2	2	—%	1	NM
Total revenues	926	912	2%	960	(4)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	926	912	2%	960	(4)%

Expenses
Distribution expenses	123	124	1%	131	6%
Interest credited to fixed accounts	92	91	(1)%	91	(1)%
Benefits, claims, losses and settlement expenses	211	224	6%	224	6%
Remeasurement (gains) losses of future policy benefit reserves	(3)	(2)	50%	(4)	(25)%
Change in fair value of market risk benefits	143	129	(11)%	156	8%
Amortization of deferred acquisition costs	57	57	—%	56	(2)%
Interest and debt expense	8	12	33%	10	20%
General and administrative expense	80	78	(3)%	83	4%
Adjusted operating expenses	711	713	—%	747	5%
Pretax adjusted operating earnings	$215	$199	8%	$213	(1)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$85,747	$80,754	6%	$87,653	(2)%
Deposits	1,064	1,158	(8)%	1,237	(14)%
Withdrawals and terminations	(2,200)	(2,067)	(6)%	(2,315)	5%
Net flows	(1,136)	(909)	(25)%	(1,078)	(5)%
Investment performance and interest credited	(1,102)	4,197	NM	(828)	(33)%
Total ending balance - contract accumulation values	$83,509	$84,042	(1)%	$85,747	(3)%

Variable annuities fixed sub-accounts	$3,640	$4,067	(10)%	$3,727	(2)%

Life Insurance In Force	$197,512	$198,550	(1)%	$198,123	—%

Net Amount at Risk (Life)	$38,236	$38,240	—%	$38,025	1%

Net Policyholder Reserves
VUL/UL	$15,725	$15,305	3%	$15,951	(1)%
Term and whole life	170	180	(6)%	169	1%
Disability insurance	470	521	(10)%	472	—%
Other insurance	498	528	(6)%	505	(1)%
Total net policyholder reserves	$16,863	$16,534	2%	$17,097	(1)%

DAC Ending Balances
Variable Annuities DAC	$1,665	$1,697	(2)%	$1,677	(1)%
Life and Health DAC	$952	$957	(1)%	$955	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(7)	—	—%	(9)	22%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	2	1	NM	3	(33)%
Total revenues	(5)	1	NM	(6)	17%
Banking and deposit interest expense	8	8	—%	8	—%
Adjusted operating total net revenues	(13)	(7)	(86)%	(14)	7%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	26	23	(13)%	23	(13)%
General and administrative expense	64	69	7%	69	7%
Adjusted operating expenses	90	92	2%	92	2%
Pretax adjusted operating earnings (loss)	$(103)	$(99)	(4)%	$(106)	3%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	46	49	(6)%	46	—%
Premiums, policy and contract charges	22	23	(4)%	24	(8)%
Other revenues	—	—	—%	—	—%
Total revenues	68	72	(6)%	70	(3)%
Banking and deposit interest expense	—	—	—%	(1)	NM
Adjusted operating total net revenues	68	72	(6)%	71	(4)%

Expenses
Distribution expenses	(2)	(3)	(33)%	(3)	(33)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	55	53	(4)%	52	(6)%
Remeasurement (gains) losses of future policy benefit reserves	(7)	(2)	NM	(6)	17%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	2	2	—%	1	NM
General and administrative expense	6	6	—%	6	—%
Adjusted operating expenses	54	56	4%	50	(8)%
Pretax adjusted operating earnings (loss)	$14	$16	(13)%	$21	(33)%

Long Term Care Policyholder Reserves, net of reinsurance	$2,561	$2,615	(2)%	$2,539	1%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	1	NM
Net investment income	8	9	(11)%	8	—%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	41	47	(13)%	42	(2)%
Total revenues	49	56	(13)%	51	(4)%
Banking and deposit interest expense	—	—	—%	1	NM
Adjusted operating total net revenues	49	56	(13)%	50	(2)%

Expenses
Distribution expenses	—	1	NM	—	—%
Interest credited to fixed accounts	51	55	7%	52	2%
Benefits, claims, losses and settlement expenses	1	—	—%	(1)	NM
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	2	2	—%	3	33%
Interest and debt expense	—	—	—%	1	NM
General and administrative expense	3	4	25%	2	(50)%
Adjusted operating expenses	57	62	8%	57	—%
Pretax adjusted operating earnings (loss)	$(8)	$(6)	(33)%	$(7)	(14)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2025	1 Qtr 2024	% Better/ (Worse)	4 Qtr 2024	% Better/ (Worse)

Revenues
Management and financial advice fees	$(40)	$(39)	(3)%	$(41)	2%
Distribution fees	(287)	(291)	1%	(305)	6%
Net investment income	(22)	(17)	(29)%	(21)	(5)%
Premiums, policy and contract charges	(8)	(9)	11%	(8)	—%
Other revenues	—	—	—%	(1)	NM
Total revenues	(357)	(356)	—%	(376)	5%
Banking and deposit interest expense	(8)	(8)	—%	(8)	—%
Adjusted operating total net revenues	(349)	(348)	—%	(368)	5%

Expenses
Distribution expenses	(310)	(314)	(1)%	(328)	(5)%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(10)	(5)	NM	(8)	25%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(13)	(8)	63%	(12)	8%
General and administrative expense	(16)	(21)	(24)%	(20)	(20)%
Adjusted operating expenses	(349)	(348)	—%	(368)	(5)%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	March 31, 2025	March 31, 2024	December 31, 2024

Long-term Debt Summary
Senior notes	$3,600	$3,400	$2,850
Finance lease liabilities	6	17	9
Other (1)	(25)	(19)	(17)
Total Ameriprise Financial long-term debt	3,581	3,398	2,842
Non-recourse debt of consolidated investment entities	2,395	2,119	2,429
Total long-term debt	$5,976	$5,517	$5,271

Total Ameriprise Financial long-term debt	$3,581	$3,398	$2,842
Finance lease liabilities	(6)	(17)	(9)
Other (1)	25	19	17
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,600	$3,400	$2,850

Total equity (2)	$5,426	$4,879	$5,228
Equity of consolidated investment entities	—	(1)	(1)
Total equity excluding CIEs	$5,426	$4,878	$5,227

Total Ameriprise Financial capital	$9,007	$8,277	$8,070
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$9,026	$8,278	$8,077

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	39.8%	41.1%	35.2%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	39.9%	41.1%	35.3%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	March 31, 2025	December 31, 2024

Assets
Cash and cash equivalents	$7,806	$8,149
Cash of consolidated investment entities	168	373
Investments	58,446	56,423
Investments of consolidated investment entities	2,386	2,387
Market risk benefits	1,742	2,182
Separate account assets	75,572	78,114
Receivables	14,732	14,472
Receivables of consolidated investment entities	37	31
Deferred acquisition costs	2,661	2,677
Restricted and segregated cash and investments	1,304	1,444
Other assets	14,205	15,149
Other assets of consolidated investment entities	—	2
Total Assets	$179,059	$181,403

Liabilities
Policyholder account balances, future policy benefits and claims	$41,922	$41,873
Market risk benefits	1,628	1,263
Separate account liabilities	75,572	78,114
Customer deposits	35,640	35,826
Short-term borrowings	201	201
Long-term debt	3,581	2,842
Debt of consolidated investment entities	2,395	2,429
Accounts payable and accrued expenses	2,264	2,704
Other liabilities	10,273	10,609
Other liabilities of consolidated investment entities	157	314
Total Liabilities	173,633	176,175

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,188	10,141
Retained earnings	25,148	24,713
Treasury stock	(28,394)	(27,721)
Accumulated other comprehensive income, net of tax	(1,519)	(1,908)
Total Equity	5,426	5,228
Total Liabilities and Equity	$179,059	$181,403

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended March 31,		% Better/ (Worse)	Per Diluted Share Quarter Ended March 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
Net income	$583	$990	(41)%	$5.83	$9.46	(38)%
Adjustments:
Net realized investment gains (losses) (1)	(2)	—		(0.02)	—
Market impact on non-traditional long-duration products (1)	(460)	140		(4.60)	1.34
Net income (loss) attributable to consolidated investment entities	(2)	1		(0.02)	0.01
Tax effect of adjustments (2)	97	(29)		0.97	(0.28)
Adjusted operating earnings	$950	$878	8%	$9.50	$8.39	13%

Weighted average common shares outstanding:
Basic	98.5	102.8
Diluted	100.0	104.6
(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended March 31,
(in millions, unaudited)	2025	2024
Total net revenues	$4,354	$4,146
Adjustments:
Net realized investment gains (losses)	(2)	—
Market impact on non-traditional long-duration products	5	2
CIEs revenue	42	44
Adjusted operating total net revenues	$4,309	$4,100

Total expenses	$3,667	$2,927
Adjustments:
CIEs expenses	44	43
Market impact on non-traditional long-duration products	465	(138)
Adjusted operating expenses	$3,158	$3,022

Pretax income	$687	$1,219
Pretax adjusted operating earnings	$1,151	$1,078

Pretax income margin	15.8%	29.4%
Pretax adjusted operating margin	26.7%	26.3%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,219	$1,078
Income tax provision	$229	$200

Effective tax rate	18.8%	18.6%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$687	$1,151
Income tax provision	$104	$201

Effective tax rate	15.1%	17.5%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management General and Administrative Expense
	Quarter Ended March 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Asset Management general and administrative expense	$354	$403	12%
Less: Impact of performance fee compensation	—	11
Asset Management general and administrative expense excluding impact of performance fee compensation	$354	$392	10%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended March 31,
(in millions, unaudited)	2025	2024
Net income	$2,994	$3,129
Less: Adjustments (1)	(613)	(62)
Adjusted operating earnings	$3,607	$3,191

Total Ameriprise Financial, Inc. shareholders’ equity	$5,248	$4,331
Less: Accumulated other comprehensive income, net of tax	(1,690)	(2,174)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,938	6,505
Less: Equity impacts attributable to the consolidated investment entities	(2)	(4)
Adjusted operating equity	$6,940	$6,509

Return on equity excluding AOCI	43.2%	48.1%
Adjusted operating return on equity excluding AOCI (2)	52.0%	49.0%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.